Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------
The Board of Directors
Household Direct. Com, Inc.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31,2001 relating to the consolidated financial statements of Household Direct, Inc. which appear in Household Direct, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/ Bloom & Co., LLP
Hempstead, New York
February 7, 2002